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                                                                    EXHIBIT (12)
                           HONEYWELL INC. AND SUBSIDIARIES
               COMBINED WITH PROPORTIONAL SHARES OF 50% OWNED COMPANIES

                  COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                                     (Unaudited)

                                (Dollars in Millions)
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                                                        Nine Months Ended
                                                         October 4, 1998
                                                         ---------------
Income before Income Taxes. . . . . . . . . . . . . .        $ 548.71

Deduct:
   Equity income. . . . . . . . . . . . . . . . . . .            4.89
                                                             --------
   Subtotal . . . . . . . . . . . . . . . . . . . . .          543.82

Add (deduct):
   Dividends from less than 50% owned companies . . .            0.94
   Proportional share of income (loss) before
      income taxes of 50% owned companies . . . . . .           (1.90)
                                                             --------

Adjusted income . . . . . . . . . . . . . . . . . . .          542.86
                                                             --------

Fixed Charges
   Interest on indebtedness . . . . . . . . . . . . .           85.86
   Amortization of debt expense . . . . . . . . . . .            1.26
   Interest portion of rent expense . . . . . . . . .           36.16
                                                             --------

Total Fixed Charges . . . . . . . . . . . . . . . . .          123.28
                                                             --------

Total Available Income. . . . . . . . . . . . . . . .        $ 666.14
                                                             --------
                                                             --------

Ratio of Earnings to Fixed Charges. . . . . . . . . .            5.40
                                                             --------
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